                                                                   EXHIBIT 10.18

                            TERMINAL OPTION AGREEMENT

      This Terminal Option Agreement ("AGREEMENT") is made and entered into by and between American Commercial Terminals LLC ("ACT") and NRG New Roads Holdings LLC ("NRG").

                                    RECITALS

      WHEREAS, American Commercial Lines LLC ("ACL"), American Commercial Barge Line LLC ("ACBL"), ACT, (collectively, "AMERICAN") and NRG have entered into a Security Side Letter Agreement ("SECURITY SIDE LETTER AGREEMENT") dated as of December 10, 2004 by which ACL, ACBL, and ACT have agreed to provide certain security for such parties' respective obligations under the Transportation Contract that may be entered into by such parties in the manner described in
Section 2 below; and

      WHEREAS, the parties to this Agreement desire to incorporate the recitals to the Security Side Letter Agreement into the recitals of this Agreement by reference and hereby incorporate such recitals into these recitals; and

      WHEREAS, NRG Power Marketing, Inc. ("NRGPM") and Louisiana Generating LLC ("LG") are collectively referred to herein as the "AFFILIATES"; and

      WHEREAS, NRG and ACT have negotiated, and this Agreement sets forth, the definitive terms and conditions of the "Terminal Option" set forth in Section 3.C. of the Security Side Letter Agreement, and that this Agreement shall become binding upon the parties hereto if and when a definitive Transportation Contract is entered into by all of the parties thereto (including BNSF) as set forth above and as further set forth at Section 2 below.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by ACT and NRG, the parties hereto hereby agree as follows.

                                    AGREEMENT

      1. RECITALS. The parties hereby incorporate the above Recitals as part of this Agreement as if the same were fully set forth herein.

      2. TRANSPORTATION CONTRACT/EFFECTIVE DATE. This Agreement does not obligate American, NRG or any of their Affiliates to enter into and execute a final Transportation Contract or any other agreement with each other, their respective affiliates or any other parties. This Agreement shall become binding upon and enforceable against the parties hereto only in the event that a definitive Transportation Contract is entered into by all parties (including
BNSF) on or before the "DEADLINE DATE" (as defined in the Security Side Letter Agreement), and is to become effective on the "EFFECTIVE DATE" (as defined in the Security Side Letter Agreement). If prior thereto, any party contemplated to be a party to the Transportation Contract shall deliver notice to another contemplated party thereto terminating any further negotiations with respect to the Transportation Contract, then this Agreement shall expire and be deemed void ab initio; provided, however that the terms of Section 13 regarding the confidentiality of this Agreement shall in any event remain in full force and effect.

      3. GRANT OF TERMINAL OPTION. ACT, for and in consideration of the terms of the Transportation Contract and subject to the terms of this Agreement, does hereby grant to NRG, as designee for NRGPM, the sole and exclusive right and option (the "TERMINAL OPTION"), to purchase from ACT, all of ACT's right, title and interest in and to the real property located at 5500 Hall Street, St. Louis,

Missouri, and commonly known as the Hall Street Terminal, together with all of ACT's right, title and interest in and to all personal property and improvements thereon, but specifically excluding any tugs and barges which items are the subject of the separate Barge and Tug Option Agreement between the parties of even date herewith (the "PROPERTY"), as more particularly described on Exhibit A attached hereto.

      4. CONDITIONS NECESSARY FOR EXERCISE OF THE TERMINAL OPTION. The Terminal Option shall be exercisable only upon the occurrence of a Trigger Event (as defined in the Security Side Letter Agreement). NRG may exercise the Terminal Option only by written notice (the "TERMINAL OPTION NOTICE") delivered to ACT or its successor before 11:59 p.m., St. Louis time, on the date that is ninety (90) days after date that a Trigger Event has occurred (the "TERMINAL OPTION DEADLINE"). If NRG exercises the Terminal Option, NRG will be conclusively deemed to have accepted the condition of the Property "AS IS," excepting only to the extent as may be expressly provided to the contrary in this Agreement. If NRG elects to exercise its Terminal Option hereunder, it agrees to also provide written notice thereof to the "Collateral Agents" (as defined in that certain Intercreditor and Subordination Agreement entered into by and among NRG, the Affiliates and said Collateral Agent), but failure to notify said Collateral Agents within the time frames set forth herein shall not serve to invalidate an otherwise properly delivered Terminal Option Notice to ACT as required hereby.

      5. PURCHASE PRICE. In the event NRG exercises the Terminal Option, the purchase price for the Property shall be the NAFMV of the Property plus any amounts due from NRG to ACT under Section 7 below, if any (the "PURCHASE PRICE"). The "NAFMV" of the Property shall be determined according to the procedure set forth in Section 3.E. of the Security Side Letter Agreement. Notwithstanding anything to the contrary, pursuant to Section 4 of the Security Side Letter Agreement, NRG may withhold payment of a portion of the Purchase Price at the Closing for any claimed damages (as defined therein, and to the extent that such claimed damages have not been otherwise paid to NRG or any of its Affiliates or set off elsewhere) and such withheld amount shall be deemed paid for the purposes of the Closing, subject to the final dispute resolution procedures and reconciliation and disposition of the disputed amount pursuant to the terms of Section 4 of the Security Side Letter Agreement.

      6. TERMINATION. Subject to the terms of Section 2 above, this Agreement, the Terminal Option and all further rights and obligations of the parties hereunder, excepting only as may be expressly set forth herein, shall automatically terminate, if not exercised or terminated sooner, upon the earliest to occur of: (I) the Terminal Option Deadline, (II) expiration of the Transportation Contract.

      7. CLOSING.

            A. If NRG elects to exercise its Terminal Option, the closing of the sale and transfer of the Property ("CLOSING") shall be held on the day and time designated by NRG in the Terminal Option Notice, which day must be a business day and must be no sooner than ten (10) days following the date that the NAFMV of the Property has been determined pursuant to the Security Side Letter Agreement and no later than thirty (30) days following the date that the NAFMV of the Property has been determined pursuant to the Security Side Letter Agreement.

            B. Real estate taxes and assessments, water assessments, and all general and special assessments, utility fees and all other operating expenses of the Property shall be prorated as of the date of Closing. The Closing shall take place at First American Title Company in St. Louis County, Missouri (the "TITLE COMPANY") and may occur via escrow without the parties being physically present. ACT shall pay one-half of the escrow fees and all other closing costs and expenses customarily charged to the seller of real property in the local area. NRG shall pay all costs of obtaining the title insurance and survey for the Property, the remaining one-half of the escrow fee, and any other costs and expenses not being paid by ACT which are normally charged to purchasers of real property in the local area. Prorations shall be made based on a 360-day year, with ACT to pay for the day of Closing.

            C. ACT shall deliver to the Title Company, on or before the date of Closing, the following:

                  (i) a recordable special warranty deed prepared on the Title Company's standard form conveying to NRG fee simple title to the Property;

                  (ii) a counterpart of a bill of sale duly executed and acknowledged by ACT conveying to NRG all improvements and personal property located on the Property;

                  (iii) an affidavit from ACT stating (A) its taxpayer identification number, and (B) it is not a "foreign person" within the meaning of Section 1445 et seq. of the Internal Revenue Code of 1986 as amended;

                  (iv) such other documents, instruments, certifications and confirmations as may be within the power and authority of ACT to provide and as may be reasonably and customarily required of a seller of comparable property in the local area and as reasonably required by the Title Company to fully effect and consummate the transaction contemplated hereby and to issue a title insurance policy in favor of NRG insuring fee simple title to the Property in the name of NRG or its assigns;

                  (v) Possession of the Property shall be delivered to NRG at Closing;

                  (vi) Assignments of all permits, and other related documents necessary for the operation of the Property, to the extent they are assignable; and

                  (vii) Assignments of contracts necessary for the operation of the Property to the extent NRG elects to assume them. NRG shall have the right to review the contracts in order to determine which contract NRG elects to assume.

            D. NRG shall deliver to the Title Company, on or before the date of Closing, the following:

                  (i) a counterpart of a bill of sale duly executed and acknowledged by NRG conveying to NRG the improvements and personal property located on the Property;

                  (ii) Subject to the provisions of Section 5 of this Agreement and Section 4 of the Security Side Letter Agreement, NRG shall pay to ACT the Purchase Price in cash or other readily available funds, adjusted as set forth in Section 7.B. above; and

                  (iii) such other documents, instruments, certifications and confirmations as may be reasonably and customarily required of NRG and as designated by the Title Company to fully effect and consummate the transaction contemplated hereby.

      8. ACT'S USE OF THE PROPERTY.

            A. DAMAGE. From and after the date NRG exercises the Terminal Option, ACT will not knowingly damage the Property or cause waste on the Property or cause environmental contamination on the Property or perform any act which would result in a material reduction in the value or development potential of the Property. The parties agree that the current use of the Property will not be deemed to cause damage, waste or environmental contamination.

            B. ENCUMBRANCES. From and after the date NRG exercises the Terminal Option, ACT may encumber the Property only with NRG's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. Any encumbrance without NRG's prior written consent shall be null and void. For purposes of this subsection, encumbrance includes, for instance, the grant of easements, licenses or rights of way, but does not include financial obligations that can be paid at Closing or matters which expire or will be terminated on or before Closing.

            C. REGULATORY COMPLIANCE. ACT shall comply with all present and future statutes, laws, rules, orders, regulations and ordinances affecting the Property, any part thereof or the use or operation thereof and shall comply with all obligations, covenants, conditions and restrictions applicable to ACT which are contained in Transportation Contract and the Ancillary Agreements.

            D. ENVIRONMENTAL INDEMNIFICATION. ACT shall hold harmless, defend and indemnify NRG and such other "Indemnitees" (as defined in the Security Side Letter Agreement) with respect to the environmental condition of the Property as of the date of exercise of the Terminal Option, to the full extent set forth in the Security Side Letter Agreement.

            E. PERSONAL PROPERTY. Following the occurrence of a Trigger Event (or in anticipation of the occurrence of a Trigger Event) ACT shall not remove any personal property from the Property that is reasonably necessary for the fulfillment of the purposes of the Transportation Contract by ACT.

      9. INSPECTION RIGHTS. At any time after the Trigger Event and prior to NRG's exercise of the Terminal Option, NRG and its agents, employees, contractors and representatives shall have the right, privilege and license of entering upon the Property (subject to non-interference with all then existing business operations and the rights of American and any tenants or other occupants then in possession), for the purpose of making soil test borings, utility studies, surveys, asbestos and hazardous waste studies, feasibility studies, engineering studies and any other studies and investigations as NRG reasonably deems necessary or desirable in connection with its investigation of the Property. NRG agrees to restore any damage done to the Property by NRG or anyone acting in NRG's behalf in making such soil test borings or any such studies. The testing and restoration of the Property shall be conducted in accordance with all applicable laws and regulations of any governmental body having jurisdiction of the Property. NRG agrees to indemnify, defend and hold American, its affiliates, successors and assigns harmless from and against all loss, cost liability and expense suffered by them as a result of the foregoing studies or the exercise of entry rights by NRG, its agents, employees or independent contractors. NRG's indemnification obligations hereunder shall survive the termination of this Agreement or Closing, as applicable.

      10. ASSIGNMENT. NRG may assign all or any portion of NRG's rights and interest in and to this Agreement without the prior written consent of ACT to:
(A) an affiliate, subsidiary or parent entity; (B) any entity it controls, is controlled by, or is under common control with; (C) any entity in which it has a majority interest or of which it is manager; (D) any entity that succeeds to or obtains all or substantially all of its assets, whether by merger, consolidation, reorganization, sale or otherwise; or (E) any entity that succeeds to NRGPM's rights under the Transportation Contract. NRG shall promptly inform ACT and the Collateral Agents of any assignment. Otherwise, NRG may not assign all or any portion of NRG's rights and interest in and to this Agreement without the prior written consent of ACT. In the event of any assignment by NRG, NRG shall continue to be liable for all of the obligations of NRG hereunder.

      11. REMEDIES FOR BREACH. If either party breaches any of the obligations, representations, warranties or covenants set forth in this Agreement, the non-breaching party shall be entitled to exercise any remedies in law or equity, including the right of specific performance and injunctive relief, subject to the limitations provided in the Transportation Contract. Additionally, if ACT breaches any of the obligations, representations, warranties or covenants set forth in this Agreement, then NRG will be entitled to exercise its rights under that certain Deed of Trust dated December 10, 2004, entered into between ACT, as grantor, and NRG and Louisiana Generating LLC, as beneficiaries, encumbering the Property (the "DEED OF TRUST").

      12. RECORDING. NRG and ACT shall each have the right at all times to record a memorandum of this Agreement, in such form as is reasonably acceptable to the parties, but in any event which does not disclose the financial terms hereof. The parties shall fully cooperate with such recording, including without limitation providing notarized signatures of authorized signatories upon reasonable advance notice. Upon the termination or expiration of this Agreement, any such memorandum shall be promptly released of record by NRG at NRG's sole cost and expense. If NRG shall fail to do so, NRG hereby appoints ACL as its agent, with power of attorney, to do so on its behalf, which power of attorney shall be deemed to be coupled with an interest.

      13. CONFIDENTIALITY. Subject to Section 12, this Agreement is confidential and shall not be disclosed by any of the parties or their agents, affiliates, consultants or counsel to any other party without the prior express written consent of American and NRG, provided however, the parties agree that this Agreement may be attached to American's proposed Plan of Reorganization (as defined in the Security Side Letter Agreement) with appropriate measures taken to attempt to ensure confidentiality of the economic terms and conditions of this Agreement.

      14. RISK OF LOSS. The risk of loss or damage to the Property until Closing shall be borne by ACT, except to the extent caused by NRG, and any insurance proceeds for events occurring prior to Closing shall be paid to and solely for the account of ACT; provided that if proceeds are payable for a casualty that was not accounted for in the determination of the Purchase Price, the Purchase Price shall be reduced by the amount of such proceeds that are payable for such casualty.

      15. GOVERNING LAW. This Agreement shall be constructed and interpreted according to the laws of the State of Missouri.

      16. COMPUTATION OF TIME. In computing any period of time under this Agreement, the day of the act, event or default from which the designated period time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or legal holiday, and, if so, the period will run until the end of the next day not a Saturday, Sunday or legal holiday.

      17. INABILITY TO PERFORM. Each party will be excused from performing any term of this Agreement, if, and for so long as, such performance is prevented, delayed, or hindered by reason of an event of Force Majeure (as defined in the Transportation Contract).

      18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and the signature pages combined to form a fully-executed Agreement, provided that each party hereto has executed a signature page. The fact that this Agreement may have been executed at different times by different parties will not affect its validity.

      19. FACSIMILE SIGNATURES. The parties may transmit this Agreement between them by facsimile machine. The parties intend that faxed signatures constitute original signatures and that a faxed Agreement containing the signatures (original or faxed) of all the parties is binding. At the request of either party, the parties will confirm facsimile transmitted signatures by signing an original Agreement.

      20. ENTIRE AGREEMENT. All prior negotiations and agreements between the parties hereto are superseded by this Agreement, and except as may be set forth in the Transportation Contract or Ancillary

Agreements, there are no representations, warranties, understandings or agreements other than those expressly set forth herein.

      21. EXPENSES OF PREVAILING PARTY. In the case of any legal or equitable action taken by either party in connection with the default of the other party, the prevailing party will be entitled to recover from the other party all costs and reasonable legal fees incurred in connection therewith. A prevailing party is a party who recovers at least three-quarters of its total claims in the action or who is required to pay no more than one-quarter of the other party's total claims in the action.

      22. BINDING EFFECT; AUTHORITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. The persons executing this Agreement on behalf of each party hereby represent and warrant to the other party that such person has the full authority to enter into this Agreement and such party is able to faithfully and timely perform each and every term of this Agreement, without the necessity of the consent, joinder or approval of any other party.

      23. MODIFICATIONS. This Agreement may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except by an instrument in writing and signed by the party against whom enforcement of any such waiver, amendment, modification, change or discharge is sought.

      24. HEADINGS. The headings in the sections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

      25. INVALID PROVISIONS. If any provision in this Agreement is or will become invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof will not in any way be affected or impaired thereby; provided that if permitted by applicable law, any invalid, illegal, or unenforceable provision may be considered in determining the intent of the parties with respect to other provisions of this Agreement.

      26. JOINT PREPARATION. This Agreement is to be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein, if any, will not be interpreted against any party, but will be interpreted according to the application of the rules of interpretation for arm's length agreements.

      27. NOTICES. A party may effect a valid notice pursuant to this Agreement only by giving such notice in writing and delivering it, postage or charges prepaid, in person, by certified mail, by overnight delivery service, or by facsimile transmission to the parties respective addresses set forth below:

ACT: American Commercial Terminals LLC
     1701 East Market Street
     Jeffersonville, IN 47130
     Attn: Director of Sales
     Facsimile No. (812) 288-0256

NRG: NRG New Roads Holdings LLC
     112 Telly Street
     New Roads, LA 70760
     Attn: John Brewster, President
     Facsimile No. (225) 618-4481
or to such substituted address or facsimile number as designated by notice to the other party. Same day delivery by messenger will constitute personal delivery. Such notice will be deemed effective two (2) days after properly mailed; one (1) day after properly consigned to an overnight delivery service; upon receipt of personal delivery; or, in the case of notice via facsimile transmission, on the day the sender receives electronic confirmation of delivery, provided that if the confirmation does not occur before 4 p.m., recipient's local time, on a business day, the notice will take effect on the next business day.

      28. REASONABLE COSTS, EXPENSES, AND FEES. The word "reasonable" will be deemed to precede each reference to "costs", "expenses", "fees", or similar items for which any party may seek reimbursement from any other party to this Agreement.

      29. TIME IS OF ESSENCE. Time is of the essence in this Agreement.

      30. EXHIBITS. All exhibits and schedules referred to in this Agreement are attached to and incorporated into this Agreement by reference.

      31. SURVIVAL. The terms of Sections 8.D. and 13 shall survive expiration or termination of this Agreement and/or the conveyance of title to the Property to NRG.

                           (SIGNATURE PAGE TO FOLLOW)

      IN WITNESS WHEREOF, the parties have affixed their signatures hereto, as of the date set forth below their respective signatures below.

NRG NEW ROADS HOLDINGS LLC                     AMERICAN COMMERCIAL TERMINALS LLC

By:    /s/ John P. Brewster                    By:    /s/ W. N. Whitlock
   -----------------------                        ------------------------------
Name:  John P. Brewster                        Name:  W. N. Whitlock

Title: President                               Title: President

Date:  12-10-04                                Date:  12-10-04

                   SIGNATURE PAGE TO TERMINAL OPTION AGREEMENT

                                   EXHIBIT A

                            DESCRIPTION OF PROPERTY

             (Legal description on ACT vesting deed(s) to control)

                              GENERAL WARRANTY DEED

            This General Warranty Deed (this "Deed"), dated as of June 30, 1998, is made and entered into by and between American Commercial Marine Service LLC, a Delaware limited liability company ("Grantor"), successor by merger to American Commercial Marine Service Company, a Delaware corporation, formerly known as American Commercial Terminals, Inc., formerly known as ACBL Western, Inc., whose address is 1701 "East Market Street, Jeffersonville, Indiana 47131-0610, and American Commercial Terminals LLC, a Delaware limited liability company ("Grantee"), whose address is 1701 East Market Street, Jeffersonville, Indiana 47131-0610.

                                   WITNESSETH:

            Grantor, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, does by these presents GRANT, BARGAIN AND SELL, CONVEY AND CONFIRM unto Grantee, the real estate (the "Real Estate") situated in the City of St. Louis, and State of Missouri, and described on Exhibit A attached hereto and incorporated herein by this reference, subject to the exceptions listed on Exhibit B attached hereto and incorporated herein by this reference.

            TO HAVE AND TO HOLD the Heal Estate, together with all rights and appurtenances to the same belonging, unto Grantee, and to the successors and assigns of Grantee forever. Grantor hereby covenants that it and its successors will WARRANT AND DEFEND the title to the Real Estate unto Grantee and Grantee's successors and assigns forever, against the lawful claims of all persons whomsoever, excepting, however, general taxes and assessments for the calendar year 1998 and thereafter, and special taxes becoming a lien after the date of this Deed.

            IN WITNESS WHEREOF, Grantor has executed and delivered this Deed as of the day and year first above written.

                                  "GRANTOR"

                                  American Commercial Marine Service LLC,
                                  a Delaware limited liability company

                                  By: /s/ Michael Khouri
                                      -----------------------------------
                                      Printed Name: Michael Khouri
                                      Title: Senior Vice President

Grantee hereby accepts the foregoing conveyance of the Real Estate as of the day first above written.

                                  "GRANTEE"

                                  American Commercial Terminals LLC, a Delaware limited liability company

                                  By: /s/ Michael Khouri
                                      -----------------------------------------
                                      Printed Name: Michael Khouri
                                      Title: Senior Vice President

STATE OF New York    )
                     )ss.
COUNTY OF New York   )

      On this 30 day of June 1998, before me appeared Michael Khouri, to me personally known, who, being by me duly sworn did say that he is the Senior Vice President of American Commercial Marine Service LLC, a Delaware limited liability company, and chat said instrument was signed in behalf of said limited liability company by authority of its members, and said Senior Vice President. Acknowledged said instrument to be the free act and deed of said limited liability company.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                            /s/ Diane C. Skudin
                                            ------------------------------------
                                            Notary Public

MY commission expires: ______________               DIANE C. SKUDIN
                                              Notary Public, State of New York
                                                     No.018K4828725
                                                Qualified in Nassau County
                                           Certificate Filed in New York County
                                             Commission Expires April 30, 1999

STATE OF New York    )
                     )ss.
COUNTY OF New York   )

      On this 30 day of June 1998, before me appeared Michael Khouri, to me personally known, who, being by me duly sworn did say that he is the Senior Vice President of American Commercial Terminals LLC, a Delaware limited liability company, and that said instrument was signed in behalf of said limited liability company by authority of its members, and said Senior Vice President acknowledged said instrument to be the free act and deed of said limited liability company.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                            /s/ Diane C. Skudin
                                            -----------------------------------
                                            Notary Public
MY commission expires: _____________

                                                    DIANE C. SKUDIN
                                              Notary Public, State of New York
                                                     No.018K4828725
                                                Qualified in Nassau County
                                           Certificate Filed in New York County
                                             Commission Expires April 30, 1999

                                      -2-